UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2004

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3103 Philmont Avenue, Huntingdon Valley, PA	19006

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement

Amendment to the Toll Brothers, Inc. Cash Bonus Plan

The Toll Brothers, Inc. Cash Bonus Plan, as amended (the “Plan”), provides that Mr. Robert I. Toll will receive a cash bonus award (before the stock conversion feature described below) for the Company’s fiscal year ended October 31, 2004 (“fiscal 2004”) and subsequent years equal to the sum of (i) 1.5% of the Company’s income before income taxes (as defined in the Plan) in excess of 10% and up to 20% of shareholders’ equity of the Company as of the end of the preceding fiscal year, (ii) 3.0% of the Company’s income before income taxes in excess of 20% and up to 30% of shareholders’ equity of the Company as of the end of the preceding fiscal year, and (iii) 6.0% of the Company’s income before income taxes in excess of 30% of shareholders’ equity of the Company as of the end of the preceding fiscal year.

Under the stock conversion feature of the Plan, Mr. Toll’s cash bonus awards for the Company’s fiscal years ended October 31, 2002 and 2003 were paid, and his fiscal 2004 cash bonus would be payable, in shares of the Company’s common stock calculated by dividing the dollar amount of the bonus awards (calculated as described above by $19.3125 (the “Award Conversion Price”), as approved by stockholders at the 2001 Annual Meeting of Stockholders).

On October 28, 2004, the Board of Directors and Mr. Toll mutually agreed to reduce the bonus formula otherwise applicable under the Plan with regard to Mr. Toll’s 2004 bonus to an amount equal to the sum of (i) 1.5% of the Company’s income before income taxes (as defined in the Plan) in excess of 10% and up to 20% of shareholders’ equity of the Company as of the end of the preceding fiscal year, (ii) 2.25% (reduced from 3.0%) of the Company’s income before income taxes in excess of 20% and up to 30% of shareholders’ equity of the Company as of the end of the preceding fiscal year, and (iii) 3.5% (reduced from 6%) of the Company’s income before income taxes in excess of 30% of shareholders’ equity of the Company as of the end of the preceding fiscal year. In addition, the Board of Directors and Mr. Toll agreed to cap the number of shares that will be paid to Mr. Toll as his bonus for fiscal year 2004 by limiting the appreciation in the share value that would be taken into account to an amount no more than 221% of the original Award Conversion Price (i.e., limiting the increase in value as though the stock had appreciated only to $42.68 per share), rather than to the closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) on October 29, 2004, which was $46.35.

The Board of Directors on October 28, 2004 also amended the Plan (the “Plan Amendment”), subject to stockholder approval at the Company’s 2005 Annual Meeting of Stockholders, to reduce the formula for Mr. Toll’s cash bonus award (before adjustment for any change in the Company’s stock price as described below) for the Company’s fiscal year ending October 31, 2005 and for subsequent fiscal years to an amount equal to the sum of (i) 1.5% of the Company’s income before income taxes (as defined in the Plan) in excess of 10% and up to 20% of shareholders’ equity (as defined in the Plan) of the Company as of the end of the preceding fiscal year, (ii) 2.25% (reduced from 3.0%) of the Company’s income before income taxes in excess of 20% and up to 30% of shareholders’ equity of the Company as of the end of the preceding fiscal year, and (iii) 3.5% (reduced from 6%) of the Company’s income before income taxes in excess of 30% of shareholders’ equity of the Company as of the end of the preceding fiscal year. The Plan Amendment also provides that for each of the fiscal years ending October 31, 2005, 2006 and 2007 the cash bonus be adjusted as follows: (a) the cash bonus will be converted into shares by dividing the cash bonus by the closing price on the NYSE of the Company’s common stock on the last trading day of the Company’s 2004 fiscal year, October 29, 2004 (the “New Award Conversion Price”), and (b) the number of shares calculated in (a) will then be multiplied by the closing price of the Company’s common stocks on the NYSE on the last trading day of the fiscal year for which the bonus is being calculated (the “Stock-Adjusted Bonus Value”). The Stock-Adjusted Bonus Value, subject to the caps or limitations outlined below, will be paid 60% in cash, with the remaining 40% being paid in shares of the Company’s common stock calculated by dividing 40% of the Stock-Adjusted Bonus Value by the closing price of the Company’s common stocks on the NYSE on the last trading day of the fiscal year for which the bonus is applicable. The Plan Amendment provides that the price of the Company’s common stock used in determining the Stock-Adjusted Bonus Value may not exceed 160% of the New Award Conversion Price and the Stock-Adjusted Bonus Value is further capped so that it may not exceed 2.9% of the Company’s income before income taxes (as defined in the Plan).

Supplemental Executive Retirement Plan

In 1999 the Company purchased split dollar life insurance policies for a number of executives and Bruce E. Toll, as Vice-Chairman of the Company, in order to provide retirement benefits. As a result of the Sarbanes-Oxley Act of 2002, the Company suspended payments with respect to all such policies. The Company has determined that the policies for the executive officers, Wayne S. Patterson and Bruce E. Toll (the “participants”) should not be reinstated. Partly in response thereto, the Executive Compensation Committee of the Board of Directors commenced a review of the Company’s retirement planning for executives, and, ultimately, on October 28, 2004, the Company’s Board of Directors established the Toll Brothers, Inc. Supplemental Executive Retirement Plan (the “SERP”) effective September 1, 2004 to provide certain executives and advisers of the Company with retirement benefits. The Board of Directors designated Robert I. Toll, Zvi Barzilay, Joel H. Rassman, Wayne S. Patterson and Bruce E. Toll as participants under the SERP.

Under the terms of the SERP, each participant is entitled to an annual benefit for a period of 20 years upon (i) the completion of 20 years of service with the Company and (ii) reaching “normal retirement age,” which age is 62. Benefits are payable to a participant’s designated beneficiary upon the death of a participant who has reached 20 years of service with the Company. As of September 1, 2004, all of the participants had 20 or more years of service with the Company. The SERP provides for annual benefits of $500,000 for Robert I. Toll, $260,000 for Zvi Barzilay, $250,000 for Joel H. Rassman and $125,000 for Wayne S. Patterson. Upon execution of a proposed advisory and non-competition agreement by Bruce E. Toll and the Company, Bruce E. Toll will become a participant in the SERP with an annual benefit of $230,000. Under the terms of his proposed advisory and non-competition agreement, Bruce E. Toll will be eligible to receive retirement benefits at the later of age 62, or the cessation of payments to him under the terms of his proposed agreement, and any extensions thereof.

The foregoing description is qualified in its entirety by reference to the provisions of the SERP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.           Financial Statements and Exhibits.

(c)      Exhibits.

          The following exhibit is filed as part of this Current Report on Form 8-K:

          Exhibit
          No.                      Description

          10.1       Toll Brothers, Inc. Supplemental Executive Retirement Plan

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: November 3, 2004	By:	Joseph R. Sicree
Joseph R. Sicree Vice President, Chief Accounting Officer

EXHIBIT INDEX

          The following exhibit is filed as part of this Current Report on Form 8-K:

          Exhibit
          No.                      Description

          10.1       Toll Brothers, Inc. Supplemental Executive Retirement Plan

          * Filed electronically herewith.